UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2016
Date of Earliest Event Reported: July 28, 2016

MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma
(Address of principal executive offices)

74136
(Zip Code)

(918) 743-7575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Class A Convertible Preferred Unit Purchase Agreement

On July 31, 2016, Mid-Con Energy Partners, LP (the “Partnership”) entered into a Class A Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”) with the purchasers named in Schedule A attached thereto (together, the “Purchasers”) to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate principal amount of up to $20.0 million of the Partnership’s 8.00% Class A Convertible Preferred Units (the “Preferred Units”). In addition, the Partnership may, without further action of any party, issue and sell on the closing date, subject to the same terms and conditions, additional Preferred Units to one or more additional Purchaser with an aggregate purchase price not to exceed $5.0 million. The Private Placement is anticipated to be completed prior to or on August 12, 2016. The closing is subject to customary closing conditions.

Each holder of Preferred Units (a “Preferred Unit Holder”) will be entitled to receive a cumulative, quarterly distribution in arrears on each Preferred Unit then held by such Preferred Unit Holder (i) in cash at an annual rate of 8.00% , or (ii) in the event that the Partnership’s existing secured indebtedness prevents the payment of a cash distribution to all Preferred Unit Holders, in kind (additional Preferred Units) at an annual rate of 10.00%. At any time after the sixth-month anniversary of the initial closing date of the Private Placement (the “Closing Date”), each Preferred Unit Holder shall have the right to convert the Preferred Units then held by such Preferred Unit Holder, in full or in part, on a one-for-one basis, subject to certain adjustments and conditions. At any time after the fifth anniversary of the Closing Date, each Preferred Unit Holder shall have the right to cause the Partnership to redeem all or any portion of the outstanding Preferred Units at a price per Preferred Unit equal to the Unit Purchase Price (as defined in the Purchase Agreement), as described in the Purchase Agreement. Immediately prior to the effectiveness of a change of control of the Partnership, each Preferred Unit Holder may elect to (i) have such Holder’s Preferred Units converted into Common Units, plus accrued but unpaid distributions to the conversion date; or (ii) if the Partnership is the surviving entity of the change of control, continue to hold its Preferred Units. If a Preferred Unit Holder does not elect to convert all of its Preferred Units into common units representing limited partner interests in the Partnership (the “Common Units”) upon the effectiveness of a change of control, then, unless the Partnership is the surviving entity of the change of control, the Partnership shall redeem any remaining Preferred Units in cash.

The Preferred Units will vote on an as-converted basis with the Common Units. Pursuant to the Purchase Agreement, on the Closing Date, the Partnership will enter into a registration rights agreement with the Purchasers, pursuant to which the Partnership shall agree to file a shelf registration statement registering the resale by the Purchasers of the Common Units to be issued upon conversion of the Preferred Units.

Pursuant to the Purchase Agreement, the Partnership will be required to provide notice to the managers under the Partnership’s Equity Distribution Agreement dated May 5, 2015 (the “EDA”), suspending sales of Common Units pursuant to the EDA for a period from the Closing Date through the fifth anniversary of the Closing Date and, without the consent of a majority of the Preferred Unit Holders, the Partnership will be not be permitted to incur any indebtedness (other than under the Partnership’s existing credit facility and trade accounts payable arising in the ordinary course of business).

The Partnership expects to use the net proceeds from the issuance of the Preferred Units to fund the Acquistion (as defined in Item 2.01 below), and any excess will be used for general partnership purposes.

The issuance of the Preferred Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Purchase Agreement contains customary representations and warranties by Partnership and the Purchasers and the each party (an “indemnifying party”) has agreed to indemnify the other parties for losses resulting from the indemnifying party’s breach of any representations, warranties or covenants.

The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Purchase and Sale Agreement

On July 28, 2016, Mid-Con Energy Properties, LLC (“Properties”), a wholly-owned subsidiary of the Partnership, entered into a Purchase and Sale Agreement (the “PSA”) with undisclosed and unaffiliated sellers (the “Sellers”), to acquire certain oil and natural gas properties located in Nolan County, Texas, for an aggregate purchase price of approximately $19.5 million, subject to post-closing adjustments (the “Acquisition”). The effective date of the Acquisition is June 1, 2016, and the Partnership and Properties expect to close the Acquisition prior to or on August 12, 2016. The purchase price will be paid in cash, which is expected to be funded from the proceeds of the Private Placement described above.

The PSA contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature and that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.

The above description of the material terms of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Units pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On August 1, 2016, the Partnership issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 1, 2016, the Partnership issued a press release announcing the entry into the PSA. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Class A Convertible Preferred Unit Purchase Agreement, dated July 31, 2016 by and among Mid-Con Energy Partners, LP and the Purchasers named on Schedule A thereto
99.1	Press release dated August 1, 2016.
99.2	Press release dated August 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid-Con Energy Partners, LP
	By:	Mid-Con Energy GP, LLC,
its general partner
Date: August 2, 2016		By:	/s/ Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Class A Convertible Preferred Unit Purchase Agreement, dated July 31, 2016 by and among Mid-Con Energy Partners, LP and the Purchasers named on Schedule A thereto
99.1	Press release dated August 1, 2016.
99.2	Press release dated August 1, 2016.